                                                                    EXHIBIT 23.1

                     [LETTERHEARD OF DELOITTE & TOUCHE LLP]



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-16255 and 333-25685 on Form S-3 and 333-16253, 333-27015, 333-68155,
333-46772, 333-77145 and 333-77149 on Form S-8 of PG&E Corporation and
Registration Statements No. 33-64136, 33-50707, 33-62488 and 33-61959 on Form
S-3 of Pacific Gas and Electric Company of our reports dated April 6, 2001, February 26, 2002 as to Note 17 (which express an unqualified opinion and include explanatory paragraphs relating to items discussed in Notes 2, 3, and 17 of the notes to the consolidated financial statements), appearing in and incorporated by reference in this Annual Report on Form 10-K/A of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Francisco, California
March 5, 2002